United States
Securities and Exchange Commission
Washington, D.C. 20549
_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 22, 2006

CytoGenix, Inc.
(Exact name of registrant as specified in its charter)

0-26807

(Commission File Number)

Nevada

      76-0484097

(State or other jurisdiction of incorporation)

(IRS Employer Identification No.)

3100 Wilcrest Drive, Suite 140, Houston, Texas

    77042

(Address of principal executive offices)

(Zip Code)

(713) 789-0070

Registrant’s telephone number, including area code

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 22, 2006, CytoGenix, Inc. (the “Company”) entered into a supply agreement (the “Supply Agreement”) with GE Healthcare Bio-Sciences Corp (“GEHC”).  The Supply Agreement obligates the Company to purchase from GEHC in 2006 genomic DNA kits for use in the amplification and preparation of cell free plasmid DNA (the “DNA Kits”) at an aggregate cost of $350,000.  The initial term of the Supply Agreement is one year and the parties may elect to extend the term for three additional years.  Under the present terms of the Supply Agreement, in the event the term is so extended, the Company will be obligated to purchase a minimum number of DNA Kits that would cost $750,000 the second year, $1,200,000 the third year and $2,000,000 the fourth year, subject to GEHC’s right to increase the prices each year up to a percentage equal to the percentage increase of the producer price index for drugs and pharmaceuticals issued by the U.S. Department of Labor.  A copy of the Supply Agreement is attached to this Form 8-K as Exhibit 10.  The Supply Agreement is incorporated herein in its entirety by reference in response to this Item.  The foregoing description of the terms and provisions thereof is a summary only, and is qualified in its entirety by reference to such documents.  On March 23, 2006, the Company issued a press release a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

(c)

Exhibits.

10.	Supply Agreement dated March 22, 2006 between CytoGenix, Inc. and GE Healthcare Bio-Sciences Corp.
99.1	Press Release dated March 23, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2006	CytoGenix, Inc.
By /s/ Lawrence Wunderlich Lawrence Wunderlich, Chief Financial Officer